UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

EIGHT DRAGONS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-28453	75-2610236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 NW 2nd Avenue #203, Miami, FL 33127
(Address of principal executive offices, including zip code)

(305) 259-6637
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 – Other Events

On January 24, 2018 Eight Dragons Company (the “Company”) common stock was moved from the OTCQB to the OTC PINK tier of the OTC Markets Group.

The Company continues to pursue its plans to invest in and launch a consulting services organization to implement its technology platform to partner with entrepreneurs, strategists, creatives and engineers to design, build and launch organizations. The Company’s methodology is expected to span the genesis through ongoing validation of exponential ideas, the cultivation of startup companies and corporate innovation initiatives, and provide additional resources (business development, investment, technology, recruitment, legal support, training, toolsets) as well as guidance from experienced entrepreneurs whose prime objective will be to oversee and align the strategic vision of the team through its life-cycle as a company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eight Dragons Company

Date: January 25, 2018	By: /s/ Nabyl Charania
Name: Nabyl Charania
Title: Chief Executive Officer

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